ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20130020981-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/16/2013 8:15 AM
	Entity Number C456-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

True Drinks Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

4,000,000,000 shares of common stock, par value $.001
5,000,000 shares of preferred stock, par value $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

40,000,000 shares of common stock, par value $.001
5,000,000 shares of preferred stock, par value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of common stock for each 100 shares of the same class

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Shares of common stock that would otherwise become a fractional share will be rounded up to the next whole share

7. Effective date and time of filing: (optional) Date: 1/18/2013 Time: 6:00 am pacific

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer Dan Kerker

Chief Financial Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.